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                                                                    Exhibit 10.1

                              MANAGEMENT AGREEMENT

         This Agreement is made and entered into as of January 1, 1998, by and between BISCAYNE APPAREL, INC., a Florida corporation (the "COMPANY"), and TRIVEST, INC., a Delaware corporation or its successors (the "MANAGER").

                             PRELIMINARY STATEMENTS:

         A. The Manager and the Company are parties to that certain Amended and Restated Management Agreement, dated as of November 30, 1994, as amended (the "PRIOR AGREEMENT").

         B. The Prior Agreement terminated on January 1, 1998 and the Company desires to continue to engage the services of the Manager on the terms and subject to the conditions contained in this Agreement.

         In consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

                                   AGREEMENT:

         1. CONTINUATION OF MANAGER. The Company continues the engagement of the Manager and the Manager accepts such continuation on the terms and conditions provided in this Agreement as the sole and exclusive manager and consultant of the Company's business, including without limitation, the business of the Company's subsidiaries, as well as any other corporations or entities now existing or hereafter formed or acquired by the Company or any of its subsidiaries to engage in any business. The Manager's duties hereunder shall include, but shall not be limited to, identifying executive personnel for the Company (including a President, a Chief Financial Officer and/or Controller and such additional officers approved by the Board of Directors of the Company (the "BOARD")), whose compensation shall be the responsibility of the Company.

         2. BOARD OF DIRECTORS SUPERVISION. The activities of the Manager to be performed under this Agreement shall be subject to the supervision of the Board to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Manager shall not require the prior approval of the Board to perform its duties under this Agreement.

         3. AUTHORITY OF MANAGER. Subject to any limitations imposed by applicable law or regulation, the Manager shall render management, consulting and financial services to the Company and its subsidiaries which services shall include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company and its subsidiaries as needed from time to time. In addition, the Manager shall render advice and expertise in connection with an acquisition



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program for the Company and shall from time to time bring to the attention of the Company and its subsidiaries, such investment and business opportunities as the Manager, in its sole discretion, deems appropriate.

         4. REIMBURSEMENT OF EXPENSES; INDEPENDENT CONTRACTOR. All obligations or expenses incurred by the Manager in the performance of its duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Company and/or its subsidiaries, as the case may be. The Manager shall not be obligated to make any advance to or for the account of the Company (or any subsidiary) or to pay any sums, except out of funds held in accounts maintained by the Company (or a subsidiary) nor shall the Manager be obligated to incur any liability or obligation for the account of the Company or any subsidiary without assurance that the necessary funds for the discharge of such liability or obligation will be provided. The Manager shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company and/or any subsidiary of the Company and the Manager, or (ii) to cause the Manager to be responsible in any way for the debts, liabilities or obligations of the Company or any of its subsidiaries, or any other party, or (iii) to constitute the Manager or any of its employees as employees, officers, or agents of the Company or any of its subsidiaries.

         5. OTHER ACTIVITIES OF MANAGER; INVESTMENT OPPORTUNITIES. The Company and its subsidiaries acknowledge and agree that the Manager shall not devote the Manager's (or any employee, officer, director, affiliate or associate of the Manager) full time and business efforts to the duties of the Manager specified in this Agreement, but only so much of such time and efforts as the Manager reasonably deems necessary. The Company and its subsidiaries further acknowledge and agree that the Manager and its affiliates are engaged in the business of investing in, acquiring and/or managing businesses for the Manager's own account, for the account of the Manager's affiliates and associates and for the account of other unaffiliated parties, and plans to continue to be engaged in such business (and any other business or investment activities) during the term of this Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Company or any of its subsidiaries nor to constitute a conflict of interest. The Manager shall be required to bring only such investments and/or business opportunities to the attention of the Company and its subsidiaries as the Manager, in its sole discretion, deems appropriate.

         6. COMPENSATION OF MANAGER.

                  6.1 MANAGEMENT FEE. During the term of this Agreement, the Manager will receive annually with respect to the management of the business operations of the Company, a cash consulting and management fee in the amount of $200,000 ("BASE COMPENSATION"). The Base Compensation will be paid to the Manager by the Company in advance in equal quarterly installments.

                  6.2 ADDITIONAL BUSINESS OPERATIONS. If the Company or its subsidiaries acquire or enter into any additional business operations after the date of this Agreement (each an "ADDITIONAL


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BUSINESS"), the Board and the Manager will, prior to the acquisition or prior to entering into the business operations, in good faith, determine whether and to what extent the Base Compensation should be increased as a result thereof. Any increase will be evidenced by a written supplement to this Agreement signed by the Company and the Manager.

                  6.3 ADDITIONAL COMPENSATION. As additional compensation, the Manager will be entitled to a one-time fee with respect to the acquisition or disposition of any business operation by the Company or its subsidiaries introduced or negotiated by the Manager or its affiliates or with respect to any other transaction not in the ordinary course of business, including any public or private debt or equity financing or unusual efforts extended or results obtained by the Manager on behalf or for the benefit of the Company or its subsidiaries ("ADDITIONAL INCENTIVE COMPENSATION"). The Additional Incentive Compensation will be paid at the closing of any such transaction. The amount of any Additional Incentive Compensation will be determined through good faith negotiations between the Board and the Manager. If the Board and the Manager are unable to agree upon the amount of Additional Incentive Compensation, the Additional Incentive Compensation amount will be determined by arbitration in Miami, Florida in accordance with the rules of the American Arbitration Association, which determination will be final. The parties will share equally the cost of arbitration.

         7. TERM. This Agreement shall commence as of the date hereof and shall remain in effect until December 31, 1998, unless terminated earlier in accordance with the provisions of this Agreement.

         8. TERMINATION.

                  8.1 BY SHAREHOLDER ACTION. The Board may terminate the Manager's engagement under this Agreement at any time upon a majority vote of all of the then outstanding voting shares of capital stock of the Company at the time of such vote (including capital stock held by the Manager, its officers, directors and affiliates, each of whom shall be entitled to vote).

                  8.2 UPON BREACH. Either the Company or the Manager may terminate the Manager's engagement under this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after notice of the same is given to the party alleged to be in breach by the other party. In the event this Agreement is terminated by the Manager because of the breach of any of the material terms or provisions hereof by the Company, the Manager shall be entitled to recover damages from the Company and shall not be required to mitigate or reduce damages by seeking or undertaking other management arrangements or business opportunities.

         9. STANDARD OF CARE. The Manager (including any person or entity acting for or on behalf of the Manager) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by intentional misconduct of the Manager engaged by the Manager in bad faith.


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         10. INDEMNIFICATION OF MANAGER. The Company and its present and future subsidiaries agree to indemnify and hold harmless the Manager and its present and future officers, directors, affiliates, employees and agents ("INDEMNIFIED PARTIES") to the fullest extent permitted by corporate law as if any of the Indemnified Parties were an officer or director to the Company and/or its subsidiaries. The Company and its subsidiaries agree to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorney's fees and expenses) subject to an undertaking from such Indemnified Party to repay the Company or its subsidiaries if such party is determined not to be entitled to such indemnity.

         11. NO ASSIGNMENT. Without the consent of the Manager, the Company shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. Without the prior written consent of the Company, the Manager shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by the Manager under this Agreement; provided, however, that the Manager may assign its rights, duties, obligations hereunder to any affiliate of the Manager so long as George or Powell are affiliates or executive officers of the assignee.

         12. NOTICES. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

         If to the Company:                 Biscayne Apparel, Inc.
                                            1373 Broad Street
                                            3rd Floor
                                            Clifton, New Jersey  07013
                                            Attention:  President

         If to the Manager:                 Trivest, Inc.
                                            2665 South  Bayshore Drive
                                            Suite 800
                                            Miami, Florida 33133
                                            Attention: Chief Executive Officer

Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

         13. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.


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         14. NO WAIVER. The failure of the Company or the Manager to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement shall not prevent a subsequent act by the Company or the Manager, which would have originally constituted a violation of this Agreement by the Company or the Manager, from having all the force and effect of any original violation. The failure by the Company or the Manager to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect. Except as the Company's rights of termination are limited herein, all rights and remedies that the Company or the Manager may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or the Manager or not, shall be deemed to be in exclusion of any other right or remedy of the Company or the Manager.

         15. ENTIRE AGREEMENT; CERTAIN TERMS. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and supersedes all prior agreements between the parties hereto with respect to such matters. Any agreement hereafter made shall be ineffective to effect any change or modification to this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to the laws of any other state.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly exercised by their authorized representatives as of the date first above written.

                            BISCAYNE APPAREL, INC.



                            By: /s/ Peter Vandenberg, Jr.
                                ----------------------------------
                                     Peter Vandenberg, Jr.
                                     President

                            TRIVEST, INC.



                            By: /s/ Earl W. Powell
                                ----------------------------------
                                     Earl W. Powell
                                     President and Chief Executive Officer


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